SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) January XX, 1999

                               MLC Holdings, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                              0-28926 54-1817218
          (Commission File Number) (I.R.S. Employer Identification No.)


                     400 Herndon Parkway, Herndon, VA 20170
               (Address of Principal Executive Offices) (Zip Code)


                                 (703) 834-5710
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS.

On December 28, 1998, MLC Group, Inc., a Virginia corporation, finalized and executed documents establishing a lease receivables purchase agreement (the "LRP Facility"), by and among Triple-A One Funding Corporation, as the Purchaser, Key Corporate Capital, Inc., as the Agent, and MLC Group, Inc. as the Seller and the Collection Agent. The LRP Facility has no stated maximum amount, and each draw is subject to the approval of Key Corporate Capital, Inc., however, the agent has orally indicated the maximum amount will not exceed $50,000,000 in its current structure. The LRP Facility is evidenced by a Lease Receivables Purchase Agreement dated December 28, 1998 (the "LRP Agreement").

Purpose and Use of the LRP Facility

MLC intends to use the LRP Facility primarily for the permanent fixed-rate discounting of rents for commercial leases of information technology assets with the MLC's middle-market and investment grade customers. On December 29, 1998, an advance of $5.5MM was made under the facility.

Principal Terms of the LRP Facility

Each advance under the LRP Facility will be related to one or more contracts for the lease or conditional sale of assets between MLC as lessor or secured party and the end user of the assets. Each such advance will bear interest at an annual rate equal to the sum of the weekly average U.S. Treasury Constant Maturities for a Treasury Note having approximately an equal term as the weighted average term of the contracts subject to the advance, plus a spread of 1.5-2.25% or more over the average life Treasury Note, depending on the amount of the advance and the credit rating (if any) of the lessee. Pursuant to the LRP Agreement, MLC Group, Inc. will act as the servicing and collections agent on behalf of the purchaser. The LRP Facility contains a number of covenants binding on MLC requiring, among other things, compliance with servicing obligations, and limiting, among other things, liens, additional borrowing, mergers, acquisitions, and asset sales. The LRP Facility is a non-recourse facility, secured by a first-priority lien in the contracts and chattel paper relating to each advance, and the equipment subject to such contracts. The servicing obligations and representations and warranties made by MLC Group, Inc., in the LRP Facility are guaranteed by MLC Holdings, Inc.

Lending under the LRP Facility is in Key Global's sole discretion, and is further subject to MLC's compliance with certain conditions and procedures.
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Incorporation of Exhibits

The foregoing is only a summary of certain terms of the Credit Facility, and is subject to, and supplemented and qualified by, the copy of the text of the Loan Agreement, the Security Agreement, and the Pledge Agreement, attached hereto as Exhibits "5.1" and "5.2" respectively, and incorporated herein by this reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               MLC Holdings, Inc.
                                  (Registrant)

Date               January, 1999            By:_____________________________

                                            Phillip G. Norton
                                            Chairman, CEO and President

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                                  EXHIBIT INDEX

           The following exhibits are filed as part of this report:

           Exhibit
           No.                            Item

           5.1 Text of Lease Receivables Purchase Agreement dated December 28, 1998 between MLC Group, Inc., a Virginia corporation, Triple-A One Funding Corporation, as the Purchaser, Key Corporate Capital, Inc., as the Agent, and MLC Group, Inc. as the Seller and the Collection Agent

           5.2               Pricing Letter Agreement

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